Exhibit 99.1

CONSENT OF INDEPENDENT VALUER
We hereby consent to the reference to our name and description of our role in the valuation process of any properties owned by Hines Real Estate Investment Trust, Inc. and its subsidiaries (collectively, the “Company”) being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-182401) of Hines Real Estate Investment Trust, Inc., and the related Prospectus, by being filed on a Current Report on Form 8-K of Hines Real Estate Investment Trust, Inc. on September 18, 2015, and included in a supplement to the Prospectus.
In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Cushman & Wakefield, Inc.
Cushman & Wakefield, Inc.
September 18, 2015